EXHIBIT 99.2

                   MEMORANDUM OF AGREEMENT


This Memorandum of Agreement has been entered into on this 1st day of July, 1997, (with effect as of 16th May, 1997) between a partnership between Aktieselskabet Dampskibsselskabet Svendborg and Dampskibsselskabet af 1912, Aktieselskab (hereinafter called the Sellers) and Global Marine Drilling Company (hereinafter called the Buyers) pertaining to the sale of the Semi Submersible Drilling Rig "MAERSK JUTLANDER" (hereinafter called the Rig).


SELLERS

A partnership between Aktieselskabet Dampskibsselskabet Svendborg and Dampskibsselskabet af 1912, Aktieselskab, 50, Esplanaden, DK-1098 Copenhagen K.

The liabilities and obligations of each of the Sellers to the Buyers under this Agreement shall, whether expressed to be so or not, be joint and several.


BUYERS

Global Marine Drilling Company, 777 N. Eldridge Road, Houston,
U.S.A., or a company to be nominated by them.

Global Marine Drilling Company is however always to remain responsible for the due fulfilment of this Agreement and the performance under the bareboat charter party referred to below.


RIG

"MAERSK JUTLANDER"

Type:               L-907 Enhanced Pacesetter Semi-submersible
Built:              1982, Gotaverken, Sweden
Class:              DNV - Identification number 13026
Flag and Registry:  Danish.


1. PURCHASE PRICE

USD 100,000,000.00 (United States Dollars One Hundred Million) cash.


2. DEPOSIT

As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10 % (ten per cent) of the Purchase Price within 3 (three) banking days from the date this Agreement has been signed by fax by both parties and all subjects in accordance with Clause 19 hereof have been lifted by both parties. This deposit shall be placed with Midland Bank plc., 27/32 Poultry, London EC2P 2BX, telephone +44 171 260 5127, telefax +44 171 260 4382, att.:
Shipping and Aerospace/Mrs. Rosemary Richardson, and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee
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charged for holding the said deposit shall be borne equally by the
Sellers and the Buyers.

3. PAYMENT

The said Purchase Price shall be paid in full free of bank charges to Midland Bank plc., 27/32 Poultry, London EC2P 2BX, telephone +44 171 260 5127, telefax +44 171 260 4382, att.: Shipping and
Aerospace/Mrs. Rosemary Richardson, for credit to A.P. Moller Tankers & Liners, account no. 36165923 on delivery of the Rig against Buyers' receipt of delivery documentation as per Clause 8 below and transfer of title to the Rig but not later than 3 (three) banking days after the Rig is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and written or faxed Notice of Readiness has been given in accordance with Clause 5.


4. INSPECTIONS

The Buyers shall have the right to physically inspect the Rig and her class records.

It is however understood by the Buyers that the Rig is in full working mode and presently operating for a major oil company in the North Sea. The physical inspection must thus be performed by the smallest possible team nominated by the Buyers together with Sellers' representatives who will assist the Buyers' representatives to any extent reasonably required and practically possible. The Buyers will cooperate in respect of arranging the inspections as promptly as practically possible and by having their inspection team onboard the Rig for a minimum period of time.

The Buyers and the Sellers shall cooperate in planning the physical inspection which is to be focused on inspection of major equipment, steel structures, drilling equipment always without disrupting or interfering with the current operation of the Rig. Prior to each inspection, a list of equipment / areas to be inspected to be prepared jointly by the Buyers and the Sellers.

In addition to the above, the Buyers shall have the right to peruse and receive - to the extent same are relevant for the Buyers in connection with this transaction - complete copies of all documents and third party charter parties in order to ascertain back-to-back charter party terms which require the Buyers' acceptance. The Buyers will treat such documents as confidential and reasonably restrict access.

With regard to acceptance or rejection please refer to Clause 19 below.


5. NOTICES, TIME AND PLACE OF DELIVERY

a) The Sellers shall keep the Buyers well informed of when they intend to deliver the Rig. When the Rig is in all respects physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written or faxed Notice of Readiness for delivery.

b) Subject to the terms of this Agreement, the Rig shall be delivered and taken over on an "as is where is" basis at the Rig's location in the North Sea.

     Delivery of the Rig is to take place between 1st and 31st
     July, 1997.
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     Date of cancelling (see Clauses 5 c) and 14): 30th September,
     1997, in Buyers' option.

c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Rig will not be ready for delivery by the canceling date they may notify the Buyers in writing stating the date when they anticipate that the Rig will be ready for delivery and propose a new canceling date. Upon receipt of such notification the Buyers shall have the option of either canceling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new canceling date. lf the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new canceling date and shall be substituted for the canceling date stipulated in Clause 5 b).

     If this Agreement is maintained with the new canceling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Rig not being ready by the original cancelling date.

d) Should the Rig become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void.


6. DRYDOCKING/DIVERS INSPECTION

After the Buyers' physical inspection and acceptance of the Rig and her class records there shall be no drydocking or divers inspection of the Rig prior to or in connection with the delivery.


7. SPARES, EQUIPMENT AND CONSUMABLES

The Sellers shall deliver the Rig to the Buyers in her entirety with everything belonging to the Rig whether onboard, ashore or on order including all broached or unbroached provisions, stores, spare parts, spare equipment, and insofar it appears on the rig inventory list as defined below all rig site inventory and shore base spare parts, drawings and specifications, operating manuals and all other documents.

All spare parts to include at least one spare anchor chain and spare equipment belonging to the Rig at the time of inspection, used or unused, whether on board or not shall become the Buyers' property. Forwarding charges, if any, shall be for the Buyers' account.

The Sellers are not required to replace any spare parts which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. If any item at a cost of more than USD 25,000 is taken out of spare and used prior to delivery, such item(s) to be replaced prior to redelivery from the bareboat charter party.

The Sellers have the right to take ashore crockery, plate, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace the same with similar unmarked items. Library forms, etc., exclusively for use in the Sellers' rigs, shall be excluded without compensation.
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Rig personnel's personal belongings including slop chest to be excluded from the sale, as well as any hired / leased or other third party equipment.

All hull paint, pictures and paintings in Sellers' option, welfare equipment, Safety Case and Risk Assessment, documents which have to be returned to the authorities to be excluded. Rig's ship's bell to be excluded, however, Sellers undertake to replace the same at their cost.

In connection with the rig inspection, the parties shall establish a listing of - major - equipment on board the Rig together with a physical inventory of - major - spare parts on the Rig. The equipment listing and spare parts inventory shall be signed by the Buyers and the Sellers.

At the date of delivery of the Rig, the parties shall verify and compare the existing equipment and spare parts on board the Rig at that date with the above inventory lists.

Only in the event the delivery date inspection shows a negative deviation in excess of 15% of the total (book) value of the spare parts inventory at the initial inspection date, shall the Buyers be entitled to claim from the Sellers compensation at (book) value for such missing spare parts.


8. DOCUMENTATION

The documentary closing/transfer of title to the Rig is to take place in London.

In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a) Legal Bill of Sale (one original and two verified copies of the original) in the Body Corporate form, warranting that the Rig is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of the country in which the Buyers are to register the Rig or other competent authority.

b) Current Certificate of Registration issued by the competent authorities of the flag state of the Rig, showing the ownership of the Rig and that the Rig is free from mortgages or other rights.

c) Confirmation of Class issued within 72 hours prior to delivery.

d) Certificate of Deletion of the Rig from the Rig's registry stating that the Rig at the time of deletion was free from mortgages or other rights, or other official evidence of deletion appropriate to the Rig's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Rig's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Rig has been delivered.

e) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Rig, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Rig from the Sellers to the Buyers.

At the time of delivery the Sellers shall submit to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Rig. Other certificates which are on board the Rig shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Rig's log books but the Buyers to have the right to take copies of same.


9. ENCUMBRANCES

The Sellers warrant that the Rig, at the time of delivery, is free from all encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Rig which have been incurred prior to the time of delivery.


10. TAXES, ETC.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges, including sales tax, if any, in connection with the closing of the Sellers' register shall be for the Sellers' account.


11. CONDITION ON DELIVERY

The Rig with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over in substantially the same condition as she was at the time of inspection, fair wear and tear excepted.

However, the Rig shall be delivered with her present class maintained without condition/recommendation and free of damages affecting class.

The Rig shall be delivered with her present trading certificates valid on the date of delivery. A list of present certificates is to be furnished to the Buyers latest at the time of inspection.


12. NAME/MARKINGS

Upon expiry of the bareboat charter as per Clause 18 below the Buyers undertake to change the name of the Rig, and as soon as practicably possible to change the blue hull color of the Rig. It is the Sellers' desire to maintain the present name of the Rig during the bareboat charter period referred to below.
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13. BUYERS' DEFAULT

Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest at the rate of 8% per annum, if such are due to the proven negligence of the Buyers.

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case the deposit together with interest earned shall be forfeited to the Sellers. If the deposit does not cover Sellers' losses, they shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest at the rate of 8% per annum, if such are due to the proven negligence of the Buyers.


14. SELLERS' DEFAULT

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer or to deliver the Rig with everything belonging to her in the manner and within the time specified herein by the date stipulated in Clause 5 b) the Buyers shall have the option of canceling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Rig ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in clause 5 b) and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit in full together with interest earned shall be released and/or paid to them immediately.

Should the Sellers fail to give Notice of Readiness by the date stipulated in Clause 5 b) or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for the losses caused to the Buyers by failure to execute a legal transfer or to deliver the Rig in the manner and within the time specified herein, if such are due to the proven negligence of the Sellers.

15. BUYERS' REPRESENTATIVES

After this Agreement has been signed by both parties and deposit lodged by the Buyers, the Buyers shall, at their option, be allowed to have two of their senior officers working on the Rig up to date of delivery. Buyers representatives will be paid by Buyers but follow Sellers' instructions. It is understood that all practical arrangements in this respect are subject to mutual agreement between the Buyers and the Sellers and also subject to the approval by the oil company, for whom the Rig is working at the time. The Sellers will have no liability or responsibility whatsoever for any possible loss, injury or death to Buyers' representatives and Buyers will hold Sellers harmless for all claims arising hereof irrespective of Buyers' acts and omissions.

16. ARBITRATION

This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final. All arbitrators to be members of London Maritime Arbitrators Association.


17. CONFIDENTIALITY

This Agreement shall be confidential between the parties and no information concerning this agreement should be released by either party or their employees or agents.


18. BAREBOAT CHARTER

Simultaneously with delivery and transfer of title to the Rig, the Buyers will bareboat charter the Rig back to the Sellers or their nominees (Bareboat Charterers) for the below period and rates:

From delivery to completion of the current drilling contract with BP Petroleum Development of Norway A/S


(expected to be around 1st December 1998): USD 40,000.00 per day or pro rata.

In continuation thereof for the duration of the drilling contract with Norske Conoco A/S (expected to be around
2nd December, 1998 to 1st December, 2000): USD 70,000.00 per day or pro rata.

There is no broker commission payable on this bareboat charter.

The redelivery of the Rig, estimated to be in December 2000, is to take place at the time and place identical with what is agreed in the drilling contract between the Bareboat Charterers and Conoco, Norway.

The Buyers have the right to approve the Bareboat Charterers, however, if the Sellers nominate Maersk Contractors Norge AS this company is confirmed acceptable by the Buyers.

At the time of delivery a detailed inspection by MODU SPEC will take place. MODU SPEC will furnish a copy of the inspection report to the Buyers (as Owners) and the Sellers (as Bareboar Charterers), and cost of this inspection is to be shared equally between the Buyers and the Sellers. The MODU SPEC inspection is to serve as a record of condition only and shall not constitute ground for any remedial works to be carried out whatsoever.

19. SUBJECTS

This agreement is subject to:

a) The Buyers' prompt physical inspection of the Rig respectively her classification records, with Buyers' declaration within 23rd May, 1997, of whether the Rig and her records have been accepted or rejected.

b) The Buyers' perusal of relevant documents / contents of charter parties related to this transaction which is to be performed as quickly as posible with Buyers' declaration within 23rd May, 1997, of whether the relevant documents / charter parties have been accepted or rejected.

c) Mutual agreement of contents of documentation related to bareboat charter arrangements between the Buyers and the Sellers (or their nominees).




For the Sellers:                        For the Buyers:


Aktieselskabet Dampskibsselskabet       Global Marine Drilling
Svendborg                               Company

/S/ A. P. Moller                        /s/ Gary L. Kott
A. P. Moller                            Gary L. Kott


Dampskibsselskabet af 1912
Aktieselskab